Exhibit 99.1

Allscripts to sell its interests in Netsmart

Chicago, IL, December 10, 2018 - Allscripts (NASDAQ: MDRX), a global leader in healthcare information technology, today announced that it has signed a definitive agreement to sell its interests in Netsmart Technologies, Inc. (“Netsmart”).

In March 2016, Allscripts contributed its homecare business to Netsmart, in exchange for the largest ownership stake in the company which has now become the largest technology company exclusively dedicated to behavioral health, human services and post-acute care. It is expected that this sale transaction will yield Allscripts net after-tax proceeds of approximately $525 million or approximately $3 per fully diluted share. Allscripts anticipates closing the sale by the end of the fourth quarter of 2018, after the satisfaction of customary closing conditions.

“Netsmart provides the scale and the depth and breadth of solutions required to navigate the significant opportunities in the post-acute care market, and we are thrilled with how the business has performed over the last two years,” said Rick Poulton, Allscripts President. “We believe now is the right time to recognize the significant value we have created by monetizing our investment and improving our balance sheet.”

Allscripts plans to use the net after-tax proceeds to repay long-term debt, invest in other growing areas of its business, and to opportunistically repurchase its outstanding common stock. Upon closing, total outstanding net debt would be reduced to approximately $500 million. The improved leverage profile is expected to enable the company to continue investing in its core and surround solutions while also providing flexibility for additional capital returns to shareholders.

“Allscripts investment in Netsmart helped create a critical solution for caregivers to achieve the value-based care goal of health communities and populations,” said Paul M. Black, Allscripts CEO. “Through our ownership position we quickly generated significant value, and this transaction will be beneficial for our shareholders, our clients and our organization.”

Allscripts was advised on the transaction by J.P. Morgan Securities LLC and Evercore.

Additional details relating to the transaction described in this press release will be provided in a filing with the Securities and Exchange Commission on Form 8-K.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2018 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:

Stephen Shulstein

312-386-6735

Stephen.Shulstein@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to the timing or the ultimate completion of the sale of Allscripts interests in Netsmart and the use of the proceeds Allscripts expects to receive from the sale. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption "Risk Factors" in the most recent Allscripts Annual Report on Form 10-K and in subsequent Form 10-Qs filed with the Securities and Exchange Commission under the heading "Forward-Looking Statements and Risk Factors."  Except as required by law, Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.